Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF 2018

•	Assets under management ends the fourth quarter at $33.4 billion.
•	2018 full year revenue increases 9% to $153.6 million.
•

2018 full year GAAP diluted earnings per share increases 93% reflecting the net expense from the Tax Cuts and Jobs Act in 2017. Adjusting for the changes in the deferred tax asset and the impact of the Tax Cuts and Jobs Act, diluted earnings per share increased 22% for the full year.

•	Board declares a year-end dividend of $0.49 per share.

NEW YORK, February 5, 2019 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP basic and diluted net income and earnings per share for the three and twelve months ended December 31, 2018 and 2017 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis[1]
	For the Three Months Ended December 31,		For the Three Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Basic Net Income	$2,537	$(1,046)	$2,783	$3,597
Basic Earnings Per Share	$0.15	$(0.06)	$0.16	$0.21

Diluted Net Income[2]	$2,537	$(1,046)	$11,560	$13,633
Diluted Earnings Per Share[2]	$0.15	$(0.06)	$0.16	$0.19

	GAAP Basis		Non-GAAP Basis[1]
	For the Twelve Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Basic Net Income	$13,794	$6,908	$14,040	$11,551
Basic Earnings Per Share	$0.78	$0.40	$0.79	$0.67

Diluted Net Income[2]	$55,347	$6,908	$55,593	$44,706
Diluted Earnings Per Share[2]	$0.77	$0.40	$0.77	$0.63

[1]	Please refer to the GAAP to Non-GAAP Reconciliations on Page 12 of this release for a reconciliation to the GAAP financial measures.
[2]

During the three months ended December 31, 2018 and the three and twelve months ended December 31, 2017, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

GAAP diluted net income and GAAP diluted earnings per share were $2.5 million and $0.15 respectively, for the three months ended December 31, 2018, and $(1.0) million and $(0.06), respectively, for the three months ended December 31, 2017. GAAP diluted net income and GAAP diluted earnings per share were $55.3 million and $0.77, respectively, for the twelve months ended December 31, 2018, and $6.9 million and $0.40, respectively, for the twelve months ended December 31, 2017.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business.  For the three and twelve months ended December 31, 2018 and 2017, earnings were adjusted to exclude changes to the deferred tax asset and corresponding liability to the Company's selling and converting shareholders during the fourth quarters of 2018 and 2017, and the impact of the Tax Cuts and Jobs Act enacted in the fourth quarter of 2017. As adjusted, non-GAAP diluted net income and non-GAAP diluted earnings per share were $11.6 million and $0.16, respectively, for the three months ended December 31, 2018, and $55.6 million and $0.77, respectively, for the twelve months ended December 31, 2018. As adjusted, non-GAAP diluted net income and non-GAAP diluted earnings per share were $13.6 million and $0.19, respectively, for the three months ended December 31, 2017, and $44.7 million and $0.63, respectively, for the twelve months ended December 31, 2017. Management uses the non-GAAP measures to assess the strength of the underlying operations of the business.  It believes the non-GAAP measures provide information to further analyze the Company's operations between periods and over time.  Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018[1]	2018	2017	2018[1]	2017
Separately Managed Accounts
Assets
Beginning of Period	$14.6	$13.8	$14.3	$15.0	$12.5
Inflows	0.1	0.8	0.3	1.6	1.4
Outflows	(0.2)	(0.3)	(0.5)	(1.8)	(1.6)
Net Flows	(0.1)	0.5	(0.2)	(0.2)	(0.2)
Market Appreciation/(Depreciation)	(1.9)	0.3	0.9	(2.2)	2.7
End of Period	$12.6	$14.6	$15.0	$12.6	$15.0

Sub-Advised Accounts
Assets
Beginning of Period Assets	$22.2	$21.2	$19.7	$21.8	$16.3
Inflows	0.6	1.0	1.3	3.0	3.5
Outflows	(0.6)	(0.5)	(0.7)	(2.4)	(1.8)
Net Flows	—	0.5	0.6	0.6	1.7
Market Appreciation/(Depreciation)	(3.4)	0.5	1.5	(3.6)	3.8
End of Period	$18.8	$22.2	$21.8	$18.8	$21.8

Pzena Funds
Assets
Beginning of Period Assets	$2.1	$1.9	$1.4	$1.7	$1.2
Inflows	0.3	0.2	0.3	0.9	0.5
Outflows	(0.1)	(0.1)	—	(0.3)	(0.3)
Net Flows	0.2	0.1	0.3	0.6	0.2
Market Appreciation/(Depreciation)	(0.3)	0.1	—	(0.3)	0.3
End of Period	$2.0	$2.1	$1.7	$2.0	$1.7

Total
Assets
Beginning of Period	$38.9	$36.9	$35.4	$38.5	$30.0
Inflows	1.0	2.0	1.9	5.5	5.4
Outflows	(0.9)	(0.9)	(1.2)	(4.5)	(3.7)
Net Flows	0.1	1.1	0.7	1.0	1.7
Market Appreciation/(Depreciation)	(5.6)	0.9	2.4	(6.1)	6.8
End of Period	$33.4	$38.9	$38.5	$33.4	$38.5

[1]

Approximately $0.2 billion in assets under management have been reclassified from Separately Managed Accounts to Sub-Advised Accounts from amounts reported in the Company’s 8-K and press release filed on January 7, 2019.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Separately Managed Accounts	$18,324	$19,578	$20,416
Sub-Advised Accounts	14,832	16,616	15,565
Pzena Funds	3,243	3,386	2,928
Total	$36,399	$39,580	$38,909

		For the Twelve Months Ended
		December 31,	December 31,
		2018	2017
Separately Managed Accounts		$77,144	$76,419
Sub-Advised Accounts		64,155	55,003
Pzena Funds		12,280	9,873
Total		$153,579	$141,295

Revenue was $36.4 million for the fourth quarter of 2018, a decrease of 8.0% from $39.6 million for the third quarter of 2018 and a decrease of 6.5% from $38.9 million for the fourth quarter of 2017.

Included in these amounts for the fourth quarter of 2018 were performance fees recognized of $0.3 million, compared to $0.8 million for the third quarter of 2018 and $1.5 million for the fourth quarter of 2017.

Average assets under management for the fourth quarter of 2018 were $36.1 billion, decreasing 5.7% from $38.3 billion for the third quarter of 2018, and 1.9% from $36.8 billion for the fourth quarter of 2017.  The decrease from the third quarter of 2018 and the fourth quarter of 2017 primarily reflects market depreciation.  The decrease from the fourth quarter of 2017 was partially offset by net inflows.

The weighted average fee rate was 0.404% for the fourth quarter of 2018, decreasing from 0.413% for the third quarter of 2018, and decreasing from 0.423% for the fourth quarter of 2017.

The weighted average fee rate for separately managed accounts was 0.541% for the fourth quarter of 2018, decreasing from 0.547% for the third quarter of 2018, and decreasing from 0.560% for the fourth quarter of 2017.  The decrease from third quarter of 2018 and fourth quarter of 2017 reflects an increase in large client relationships that generally carry lower fee rates. The decrease from the fourth quarter of 2017 also reflects a decrease in performance fees recognized during the fourth quarter of 2018.

The weighted average fee rate for sub-advised accounts was 0.289% for the fourth quarter of 2018, decreasing from 0.302% for the third quarter of 2018, and from 0.302% for the fourth quarter of 2017. The decrease from third quarter of 2018 and fourth quarter of 2017 reflects a decrease in performance fees recognized during the fourth quarter of 2018. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements.  These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the fourth quarter of 2018 a reduction in base fees related to these fee arrangements was recognized.  A reduction in base fees was not recognized during the third quarter of 2018 or fourth quarter of 2017.  To the extent the three-year performance records of these accounts fluctuate relative to their relevant benchmarks, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.644% for the fourth quarter of 2018, decreasing from 0.668% for the third quarter of 2018, and from 0.737% for the fourth quarter of 2017. The decrease from the fourth quarter of 2017 reflects the adoption of the new revenue recognition standard, which requires fund expense cap reimbursements to be presented net against revenue. The Company adopted the new revenue recognition standard as of January 1, 2018 using a modified retrospective approach, and thus prior periods have not been restated. Excluding the impact of the revenue recognition presentation change, the weighted average fee rate for Pzena funds was 0.692% for the fourth quarter of 2018, decreasing from 0.703% for the third quarter of 2018 and from 0.737% for the fourth quarter of 2017. The decrease from the fourth quarter of 2017 reflects a decrease in performance fees recognized during the fourth quarter of 2018. The decrease from the third quarter of 2018 reflects an increase in assets in products that generally carry higher fee rates.

Total operating expenses were $17.4 million for the fourth quarter of 2018, decreasing from $19.4 million for the third quarter of 2018 and from $18.0 million for the fourth quarter of 2017.  The decrease in operating expenses from the third quarter of 2018 reflects a decrease in compensation expense, partially offset by an increase in general and administrative costs. Compensation expense in the fourth quarter of 2018 reflects a decrease in compensation rates. The increase in general and administrative expenses from the third quarter of 2018 reflects an increase in professional fees. The decrease in operating expenses from the fourth quarter of 2017 reflects a decrease in compensation expense, as well as a decrease in general and administrative expenses. The decrease in general and administrative expenses reflects a decrease in professional fees.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Compensation and Benefits Expense	$13,899	$16,122	$14,223
General and Administrative Expense	3,549	3,322	3,752
Operating Expenses	$17,448	$19,444	$17,975

		For the Twelve Months Ended
		December 31,	December 31,
		2018	2017
Compensation and Benefits Expense		$61,419	$58,904
General and Administrative Expense		13,405	13,337
Operating Expenses		$74,824	$72,241

As of December 31, 2018, employee headcount was 106, down from 109 at September 30, 2018 and, up from 105 at December 31, 2017.

The operating margin was 52.1% for the fourth quarter of 2018, compared to 50.9% for the third quarter of 2018, and 53.8% for the fourth quarter of 2017.

Other (expense)/ income was an expense of approximately $3.0 million for the fourth quarter of 2018, income of $0.6 million for the third quarter of 2018, and income of $22.2 million for the fourth quarter of 2017.

Other (expense)/ income primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other (expense)/ income also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.  During the fourth quarter of 2017, other (expense)/ income included $20.8 million of income associated with the enactment of the Tax Cuts and Jobs Act.  Excluding the outside interests of the Company's investment partnerships and the impact of the Tax Cuts and Jobs Act, other (expense)/ income was an expense of approximately $2.9 million for the fourth quarter of 2018, income of $0.6 million for third quarter of 2018, and income of $1.1 million for the fourth quarter of 2017.  Details of other (expense)/ income, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other (Expense)/ Income (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Net Interest and Dividend Income	$332	$286	$122
(Losses)/ Gains and Other Investment Income	(3,386)	346	1,315
Change in Liability to Selling and Converting Shareholders[1]	87	—	—
Impact of the Tax Cuts and Jobs Act on the Liability to Selling and Converting Shareholders[2]	—	—	20,819
Other Income/ (Expense)	(34)	(27)	(52)
GAAP Other (Expense)/ Income	(3,001)	605	22,204
Change in Liability to Selling and Converting Shareholders[1]	(87)	—	—
Impact of the Tax Cuts and Jobs Act on the Liability to Selling and Converting Shareholders[2]	—	—	(20,819)
Outside Interests of Investment Partnerships[3]	221	(16)	(271)
Non-GAAP Other (Expense)/ Income, Net of Outside Interests	$(2,867)	$589	$1,114

		For the Twelve Months Ended
		December 31,	December 31,
		2018	2017
Net Interest and Dividend Income		$841	$523
(Losses)/ Gains and Other Investment Income		(3,530)	4,117
Change in Liability to Selling and Converting Shareholders[1]		87	—
Impact of the Tax Cuts and Jobs Act on the Liability to Selling and Converting Shareholders[2]		—	20,819
Other Income		(56)	149
GAAP Other (Expense)/ Income		(2,658)	25,608
Change in Liability to Selling and Converting Shareholders[1]		(87)	—
Impact of the Tax Cuts and Jobs Act on the Liability to Selling and Converting Shareholders[2]		—	(20,819)
Outside Interests of Investment Partnerships[3]		208	(863)
Non-GAAP Other (Expense)/ Income, Net of Outside Interests		$(2,537)	$3,926

[1]

Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

[2]

Reflects the change in the liability to the Company's selling and converting shareholders associated with the re-measurement of the deferred tax asset upon enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017.

[3]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $2.1 million for the fourth quarter of 2018, $1.3 million for the third quarter of 2018, and $28.1 million for the fourth quarter of 2017.  Third quarter 2018 income tax expense reflects a $0.5 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations.  Income taxes for the fourth quarter of 2017 included $26.5 million in income tax expense resulting from the re-measurement of the deferred tax asset related to the Tax Cuts and Jobs Act enacted in the United States.

Details of the income tax expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
GAAP Income Tax Expense	$2,101	$1,294	$28,052

Non-GAAP Corporate Income Tax Expense	$993	$867	$1,775
Non-GAAP Unincorporated and Other Business Tax Expense	775	427	815
Non-GAAP Income Tax Expense	1,768	1,294	2,590
Impact of Tax Cuts and Jobs Act[1]	—	—	26,468
Change due to Prior Period Adjustments[2]	333	—	(1,006)
GAAP Income Tax Expense	$2,101	$1,294	$28,052

		For the Twelve Months Ended
		December 31,	December 31,
		2018	2017
GAAP Income Tax Expense		$7,778	$34,512

Non-GAAP Corporate Income Tax Expense		$4,667	$6,188
Non-GAAP Unincorporated and Other Business Tax Expense		2,778	2,862
Non-GAAP Income Tax Expense		7,445	9,050
Impact of Tax Cuts and Jobs Act[1]		—	26,468
Change due to Prior Period Adjustments[2]		333	(1,006)
GAAP Income Tax Expense		$7,778	$34,512

[1]	Reflects income tax expense resulting from the re-measurement of the deferred tax asset related to the Tax Cuts and Jobs Act enacted in the United States during the fourth quarter of 2017.
[2]

Reflects the impact of a prior period adjustment to the deferred tax asset established as part of the Company’s initial public offering and subsequent unit conversions recognized during the fourth quarter of 2018, and the net impact of a prior period adjustment to the deferred tax asset and corresponding liability to selling and converting shareholders recognized during the fourth quarter of 2017.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Operating Company Allocation	$11,533	$15,169	$15,861
Outside Interests of Investment Partnerships[1]	(221)	16	271
GAAP Net Income Attributable to Non-Controlling Interests	$11,312	$15,185	$16,132

		For the Twelve Months Ended
		December 31,	December 31,
		2018	2017
Operating Company Allocation		$54,733	$52,379
Outside Interests of Investment Partnerships[1]		(208)	863
GAAP Net Income Attributable to Non-Controlling Interests		$54,525	$53,242

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On January 29, 2019, the Company's Board of Directors approved a year-end dividend of $0.49 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       February 15, 2019

Payment Date:    March 1, 2019

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.58 per share of its Class A common stock.

Fourth Quarter and Full Year 2018 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, February 6, 2019.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through February 20, 2019, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 9, 2018 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	December 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Cash and Cash Equivalents	$38,099	$63,414
Restricted Cash	1,028	1,017
Due from Broker	64	1,875
Advisory Fees Receivable	32,590	32,531
Investments	50,470	21,737
Prepaid Expenses and Other Assets	6,099	2,575
Deferred Tax Asset	38,317	39,639
Property and Equipment, Net of Accumulated
Depreciation of $3,724 and $3,063, respectively	5,394	6,259
TOTAL ASSETS	$172,061	$169,047

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$37,266	$31,983
Due to Broker	360	144
Liability to Selling and Converting Shareholders	32,389	36,441
Deferred Compensation Liability	1,845	918
Other Liabilities	108	272
TOTAL LIABILITIES	71,968	69,758

Equity:
Total Pzena Investment Management, Inc.'s Equity	34,087	32,304
Non-Controlling Interests	66,006	66,985
TOTAL EQUITY	100,093	99,289
TOTAL LIABILITIES AND EQUITY	$172,061	$169,047

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
REVENUE	$36,399	$38,909	$153,579	$141,295

EXPENSES
Compensation and Benefits Expense	13,899	14,223	61,419	58,904
General and Administrative Expense	3,549	3,752	13,405	13,337
TOTAL OPERATING EXPENSES	17,448	17,975	74,824	72,241
Operating Income	18,951	20,934	78,755	69,054

Other Income	(3,001)	22,204	(2,658)	25,608

Income Before Taxes	15,950	43,138	76,097	94,662

Income Tax Expense	2,101	28,052	7,778	34,512
Consolidated Net Income	13,849	15,086	68,319	60,150

Less: Net Income Attributable to Non-Controlling Interests	11,312	16,132	54,525	53,242

Net Income Attributable to Pzena Investment Management, Inc.	$2,537	$(1,046)	$13,794	$6,908

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share[1]	$2,537	$(1,046)	$13,794	$6,908
Basic Earnings per Share[1]	$0.15	$(0.06)	$0.78	$0.40
Basic Weighted Average Shares Outstanding	17,460,942	17,392,946	17,678,874	17,338,348

Net Income for Diluted Earnings per Share[1]	$2,537	$(1,046)	$55,347	$6,908
Diluted Earnings per Share[1]	$0.15	$(0.06)	$0.77	$0.40
Diluted Weighted Average Shares Outstanding	71,945,413	71,252,063	71,934,144	70,934,362

[1]

During the three months ended December 31, 2018 and the three and twelve months ended December 31, 2017, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

PZENA INVESTMENT MANAGEMENT, INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP Net Income/ (Loss)	$2,537	$(1,046)	$13,794	$6,908
Net Expense as a result of Tax Cuts and Jobs Act	—	5,649	—	5,649
Change due to Prior Period Adjustments	246	(1,006)	246	(1,006)
Non-GAAP Net Income	$2,783	$3,597	$14,040	$11,551

Basic Weighted Average Shares Outstanding	17,460,942	17,392,946	17,678,874	17,338,348
GAAP Basic Earnings per Share	$0.15	$(0.06)	$0.78	$0.40
Net Expense as a result of Tax Cuts and Jobs Act	—	0.32	—	0.33
Change due to Prior Period Adjustments	0.01	(0.05)	0.01	(0.06)
Non-GAAP Basic Earnings per Share	$0.16	$0.21	$0.79	$0.67

GAAP Net Income for Diluted Earnings per Share	$11,314	$8,990	$55,347	$40,063
Net Expense as a result of Tax Cuts and Jobs Act	—	5,649	—	5,649
Change due to Prior Period Adjustments	246	(1,006)	246	(1,006)
Non-GAAP Net Income for Diluted Earnings per Share	$11,560	$13,633	$55,593	$44,706

Diluted Weighted Average Shares Outstanding	71,945,413	71,252,063	71,934,144	70,934,362
GAAP Diluted Earnings per Share	$0.16	$0.13	$0.77	$0.56
Net Expense as a result of Tax Cuts and Jobs Act	—	0.08	—	0.08
Change due to Prior Period Adjustments	—	(0.02)	—	(0.01)
Non-GAAP Diluted Earnings per Share	$0.16	$0.19	$0.77	$0.63